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Exhibit 3.8

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED BY-LAWS
OF
FLOWSERVE CORPORATION

        WHEREAS, upon duly authorized resolution by the Board of Directors of Durco International, Inc., f/k/a Duriron Company, Inc. (the "Board") adopted May 5, 1997, the officers of the company changed the name of the company from Durco International, Inc. to Flowserve Corporation (the "Company") by filing a Certificate of Amendment of Certificate of Incorporation with the State of New York, Department of State, Division of Corporations in July of 1997.

        WHEREAS, the Company now desires to amend and restate its By-Laws to reflect the name change effected in July of 1997 and incorporate any previous amendments thereto.

        RESOLVED, pursuant to the Board resolution passed May 5, 1997 and the subsequent approval of shareholders, via an affirmative vote of the majority of the outstanding shares of common stock as of July 22, 1997, the By-Laws of the Company are hereby amended and restated in their entirety to incorporate Amendment No. 1 to the Restated By-Laws of The Duriron Company, Inc. and to replace any and all previous references to The Duriron Company, Inc. with Flowserve Corporation.

        FURTHER RESOLVED, that the form of Flowserve Corporation By-Laws (as Amended and Restated through September 10, 2003) as attached hereto shall be the By-Laws of the Company and shall remain in full force and effect until further amended or restated by subsequent Board resolution and/or shareholder approval in accordance with the terms and conditions set forth in Article X of the By-Laws.

        IN WITNESS WHEREOF, the undersigned certifies that this Amendment No. 2 to the Amended and Restated By-Laws of Flowserve Corporation is duly authorized and effective as of the 10th day of September, 2003.

/s/ RONALD F. SHUFF Ronald F. Shuff Vice President, Secretary and General Counsel

FLOWSERVE CORPORATION

BY-LAWS

As Amended and Restated through September 10, 2003

BY-LAWS

of

FLOWSERVE CORPORATION

Article I

OFFICE

        The principal business office of Flowserve Corporation (the "Company") shall be located in the City of Irving, Dallas County, Texas, and at such place therein as may be determined and designated from time to time by the Board of the Company (the "Board"). The Board may, from time to time, designate other offices as the business of the Company may require.

Article II

SHAREHOLDERS MEETINGS

        Section 1.    Annual Meeting.    The annual meeting of shareholders of the Company for the purpose of electing Directors and for the transaction of such other business, as may properly come before the meeting, shall be held during the month of April or May on such date and at such hour and place, within or without the State of New York, as shall be determined by the Board and stated in the notice of the meeting.

        Section 2.    Special Meetings.    Special Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board, the Executive Committee, the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of a majority of the Directors currently in office. Such request shall state the purpose or purposes and the place, date and hour of the meeting to be called. Special meetings shall be held on such date and at such hour and place, within or without the State of New York, as may be stated in the notice of meeting given in accordance with the call and these By-Laws.

        Section 3.    Notice of Meetings.    The Secretary shall give personally or by mail, not less than 10 or more than 50 days before the date of any meeting of shareholders, to each shareholder entitled to vote at such meeting written notice stating the place, date, hour and purpose or purposes of the meeting. If mailed, the notice shall be addressed to the shareholder at his address as it appears on the record of shareholders of the Company, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to a different address, in which case it shall be mailed to the address designated in such request. Any and all notices of a meeting may be waived by a shareholder by submitting a signed waiver either before or after the meeting. The attendance of any shareholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

        Section 4.    Quorum.    Except as otherwise provided by law, at every meeting of the shareholders of record of a majority of the outstanding shares of capital stock of the Company, entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If at any meeting there shall be no quorum, such holders of a majority of the outstanding shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

        Section 5.    Voting and Inspectors.    At all meetings of the shareholders, each holder of record of outstanding shares of capital stock of the Company may vote such shares either in person or by proxy appointed by instrument in writing executed by such holder or by his duly authorized attorney. No proxy shall be valid after the expiration of 11 months from the date of its execution unless the shareholder executing the proxy shall have specified therein the length of time it is to continue in force which shall be for some limited period.

        At all elections of Directors the voting shall be by ballot and a plurality of the votes cast thereat shall elect. At all such elections the Chairman of the meeting may appoint two inspectors of election who, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no officer or Director of the Company or candidate for the office of Director shall be appointed as such inspector of election.

        Section 6.    Record of Shareholders.    The Board may prescribe a period not exceeding 50 days, prior to any meeting of the shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting or any date fixed for the payment of any dividend or the making of any distribution or for the allotment of rights or interests arising out of any change, conversion or exchange of capital stock, during which no transfer of stock on the books of the Company may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board may fix a time not more than 50 days prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting or any date fixed for the payment of any dividend or the making of any distribution or for the allotment of rights or interests arising out of any change, conversion or exchange of capital stock, as the record time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive such dividend distribution, rights or interests, as the case may be, shall be determined; and in such case only holders of record of stock at the time so fixed shall be entitled to notice of or to vote at such meeting or express their consent or dissent, or to receive such dividend distribution, rights or interests, as the case may be.

Article III

BOARD OF DIRECTORS AND COMMITTEES

        Section 1.    Number, Classification and Terms of Directors.    Until changed in the manner hereinafter set forth, the number of Directors of the Company shall be eleven. The number of Directors of the Company may be increased or decreased by amendment of these By-Laws adopted by the shareholders or the Board.

        The Directors shall be classified with respect to their terms of office by dividing them into three classes. All classes shall be nearly equal in number as possible, and no class shall include less than three Directors. Subject to such limitations, the size of each class may be fixed by action of the shareholders or of the Board.

        No decrease in the number of Directors, and no change in the size of any class, shall shorten the term of any incumbent Director.

        The terms of office of the Directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders; that of the second class at the second succeeding annual meeting of shareholders; and that of the third class at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders after such annual initial classification, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Any other Director elected at any meeting of shareholders shall hold office until the expiration of the term in office of the other members of the same class to which he is elected.

        Each Director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

        Section 2.    Nominations.    After December 31, 1986, only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as Directors. Nominations of persons for election as Directors of the Company may be made at a meeting of shareholders at which Directors are being elected (i) by or at the direction of the Board and/or by or at the direction of any committee or person authorized or appointed by the Board or (ii) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a Director. No person shall be eligible for election as a Director unless nominated as set forth herein.

        The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 3.    Meetings of the Board.    Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. All such meetings shall be held at the principal business office of the Company unless otherwise specified by the resolution.

        Special meetings of the Board may be called by the Chairman of the Board or the President at any time, and shall be called by the Secretary of the Company when requested to do so by written notice signed by a majority of the Board.

        Notice of the place, date and hour of each special meeting of the Board shall be provided to each Director personally, by mail, facsimile or telephone. If mailed, the notice shall be addressed to the Director at his last known address as it appears on the records of the Secretary of the Company and mailed not less than three days before the date of the meeting. If delivered by facsimile, the notice shall be sent not less than 24 hours before the time of the meeting. If delivered personally or by telephone, the notice shall be given not less than eight hours before the time of the meeting. An affidavit of the person giving notice stating that notice has been given as herein required, and the manner in which given, shall be filed with the Secretary of the Company and shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

        Section 4.    Quorum.    One-third (1/3) of the entire Board, but not less than three, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the Directors present at any meeting at which there is a quorum shall, unless otherwise provided by law, by the Certificate of Incorporation or by the By-Laws, be the acts of the Board.

        Section 5.    Annual Meeting of Directors.    A stated meeting of the Board, to be known as their annual meeting, shall be held each year after the adjournment of the annual shareholders' meeting and on the same day, and at such meeting the officers of the Company for the ensuing year shall be elected. If a quorum of the Directors are not present on the date appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

        Section 6.    Committees.    The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. The resolution designating any such committee shall fix its powers and authority. Any such committee may have all or any of the authority of the Board to the extent provided in the resolution designating such committee, except that no such committee shall have authority as to the following matters:

  1.
  The submission to shareholders of any action that needs shareholders' approval.

  2.
  The filling of vacancies in the Board or in any committee of the Board.

  3.
  The fixing of compensation of the Directors for serving on the Board or any committee of the Board.

  4.
  The amendment or repeal of the By-Laws of the Company, or the adoption of new By-Laws.

  5.
  The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

        The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

        Each such committee and the members thereof shall serve at the pleasure of the Board; and the Board may at any time fill vacancies in, change the membership of, or dissolve any such committee. Each such committee shall act only in the intervals between meetings of the Board, and shall be subject to the control and direction of the Board. All actions by any such committee shall be subject to revision and alteration by the Board provided that no rights of third persons shall be adversely affected by any such revision or alteration.

        Subject to the foregoing, each such committee and the members thereof shall serve until the first meeting of the Board following the next annual meeting of shareholders.

        An act or authorization of an act by any such committee within the authority of the committee provided for in the resolution designating such committee shall be as effective for all purposes as the act or authorization of Board.

        Any such committee may act by a majority of its members at a meeting. The Chairman of each such committee shall be designated by the Board. The Secretary or an Assistant Secretary of the

Company shall act as Secretary of each such committee unless another person shall be designated by the committee to so act.

        Section 7.    Action by Unanimous Written Consent.    Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

        Section 8.    Compensation.    Each Director of the Company who is not a salaried officer or employee of the Company may receive a reasonable compensation for his services as Director as determined by the Board.

        Section 9.    Removal.    A Director may be removed from office as a Director, but only for cause, by action of the shareholders or of the Board.

        Section 10.    Meetings by Telephonic Participation.    Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a telephone conference or similar electronic communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Article IV

OFFICERS

        Section 1.    Officers and Qualifications.    The officers of the Company shall consist of a President, one or more Vice Presidents, any one or more of whom may be designated an Executive Vice President, a Secretary, a Treasurer and such other officers, subordinate officers and the Board may determine. Any two offices, except the offices of President and Secretary, may be held by the same person.

        Section 2.    Election, Term and Compensation.    All officers of the Company, and the Chairman of the Board, shall be elected annually by the Board at its annual meeting. Each such individual shall hold office until the next annual meeting of the Board and until his successor has been elected and qualified but any such individual may be removed at any time with or without cause, by the affirmative vote of a majority of the members of the Board then in office. The Board shall determine the compensation to be paid to the officers and to the Chairman of the Board.

        Section 3.    Chief Executive Officer.    Either the Chairman of the Board or the President shall be designated by the Board as the Chief Executive Officer of the Company. The Chief Executive Officer shall have general charge, supervision and control of the business and affairs of the Company, and of the officers and employees of the Company; all subject to such limitations as the Board may from time to time prescribe.

        Section 4.    Chairman of the Board.    The Board shall, at the time of election of the Chairman of the Board, state whether the Chairman of the Board shall be, in such capacity, an officer of the Company. Whether or not an officer, the Chairman of the Board shall preside at all meetings of shareholders and Directors, and shall perform such other and further duties as may from time to time be required of him by the Board. If an officer, the authority of the Chairman of the Board to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations and other documents and papers in the name of the Company shall be coordinate with like authority of the President.

        Section 5.    President.    If the President is designated by the Board as Chief Executive Officer, he shall have the authority set forth in Section 3. If the President is not designated as the Chief Executive Officer, he shall, unless otherwise provided by resolution of the Board, be the Chief Operating Officer of the Company, subject to the supervision and control of the Chairman of the Board and subject to such limitations as the Board may from time to time prescribe. The President shall preside at all meetings of shareholders and Directors in the absence of the Chairman of the Board. The President shall perform such other and further duties as may from time to time be required of him by the Board.

        Section 6.    Other Officers.    Subject to such limitations as the Board may from time to time prescribe, all of the other officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board.

Article V

CAPITAL STOCK

        Section 1.    Certificates for Shares.    The interest of each shareholder shall either be uncertificated or evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent and a registrar, the signatures of the Chairman of the Board or the President and of the Treasurer or the Secretary, and the seal of the Company upon such certificate, may be facsimiles, engraved or printed.

        Section 2.    Transfer of Shares.    Shares in the capital stock of the Company shall be transferred on the books of the Company, either by the holder in person or by his attorney, upon surrender and cancellation of certificates for a Iike number of shares with duIy executed power to transfer endorsed thereon or attached thereto, or upon proper assignment in the case of uncertificated shares.

        Section 3.    Lost or Destroyed Stock Certificates.    No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent in such manner as the Board may from time to time prescribe.

Article VI

CHECKS, NOTES, ETC.

        All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for payment of money shall be signed by such officer or officers, employee or employees, or agent or agents as shall be designated from time to time either by (i) the Board or (ii) by any officer or officers specifically authorized by the Board to make such designations. The signatures of any or all of such signatories may be facsimile signatures and printed, engraved, stamped or otherwise placed upon any such instrument or writing.

Article VII

FISCAL YEAR

        The fiscal year of the Company shall commence with the first day of January and end with the last day of December in each year.

Article VIII

CORPORATE SEAL

        The Board shall provide a suitable seal, containing the name of the Company.

Article IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1.    Indemnification Rights.    The Company shall indemnify any present or future Director or officer from and against any and all liabilities and expenses to the broadest and maximum extent permitted by the New York Business Corporation Law as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

        Section 2.    Indemnification Agreements.    The Company is hereby authorized to enter into indemnification agreements with Directors and officers, when and as determined by the Board.

        Section 3.    Nonexclusivity.    The indemnification and advancement of expenses conferred by Section 1 of this Article IX shall not be deemed exclusive of any other rights of indemnification or advancement of expenses which any Director or officer may have or hereafter acquire under any statute or which the Company may confer by means of the Certificate of Incorporation, these By-Laws, a resolution of stockholders or Directors, or an agreement providing for indemnification or advancement of expenses or otherwise.

Article X

ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

        Subject to any provisions of the Certificate of Incorporation of the Company requiring a greater proportion of votes, By-Laws of the Company may be adopted, amended or repealed at any meeting of shareholders at which a quorum is present by vote of the holders of a majority of the shares voted thereon. Notice of the proposed change shall be given in the notice of such meeting. The Board may, by vote of two-thirds (2/3) of the entire Board, adopt, amend or repeal By-Laws of the Company and may amend or repeal these By-Laws.

QuickLinks

  Exhibit 3.8
AMENDMENT NO. 2 TO THE AMENDED AND RESTATED BY-LAWS OF FLOWSERVE CORPORATION
FLOWSERVE CORPORATION BY-LAWS As Amended and Restated through September 10, 2003
BY-LAWS of FLOWSERVE CORPORATION
Article I OFFICE
Article II SHAREHOLDERS MEETINGS
Article III BOARD OF DIRECTORS AND COMMITTEES
Article IV OFFICERS
Article V CAPITAL STOCK
Article VI CHECKS, NOTES, ETC.
Article VII FISCAL YEAR
Article VIII CORPORATE SEAL
Article IX INDEMNIFICATION OF DIRECTORS AND OFFICERS
Article X ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS